Exhibit 22

List of Guarantor Subsidiaries of MGM Resorts International

As of March 31, 2020, the subsidiaries of MGM Resorts International (the “Company”) listed below have fully and unconditionally guaranteed the Company’s (i) 7.750% senior notes due 2022, (ii) 6.000% senior notes due 2023, (iii) 5.750% senior notes due 2025, (iv) 4.625% senior notes due 2026 and (v) 5.500% senior notes due 2027 (collectively, the “MGM Notes”). In addition, as of March 31, 2020, Mandalay Resort Group, a wholly owned subsidiary of the Company, was the issuer of 7.0% Debentures due 2036 (the “Mandalay Notes”), and the Company and the other subsidiaries listed below were guarantors of the Mandalay Notes.

Name of Subsidiary	Issuer/Guarantor Status
550 Leasing Company II, LLC	(1)
AC Holding Corp.	(1)
AC Holding Corp. II	(1)
Arena Land Holdings, LLC	(1)
Aria Resort & Casino, LLC	(1)
Beau Rivage Resorts, LLC	(1)
Bellagio, LLC, dba Bellagio	(1)
Cedar Downs OTB, LLC	(1)
Circus Circus Casinos, Inc.	(1)
Circus Circus Holdings, Inc.	(1)
CityCenter Facilities Management, LLC	(1)
CityCenter Realty Corporation	(1)
CityCenter Retail Holdings Management, LLC	(1)
Destron, Inc.	(1)
Grand Garden Arena Management, LLC	(1)
Grand Laundry, Inc.	(1)
Las Vegas Arena Management, LLC	(1)
LV Concrete Corp.	(1)
MAC, Corp.	(1)
Mandalay Bay, LLC	(1)
Mandalay Employment, LLC	(1)
Mandalay Place, LLC	(1)
Mandalay Resort Group	(2)
Marina District Development Company, LLC, LLC, dba The Borgata Hotel Casino & Spa	(1)
Marina District Development Holding Co., LLC	(1)
Metropolitan Marketing, LLC	(1)
MGM CC, LLC	(1)
MGM Dev, LLC	(1)
MGM Elgin Sub, Inc.	(1)
MGM Grand Detroit, Inc.	(1)
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	(1)
MGM Hospitality, LLC	(1)
MGM International, LLC	(1)
MGM Lessee, LLC	(1)
MGM Lessee II, LLC	(1)
MGM MA Sub, LLC	(1)
MGM Public Policy, LLC	(1)
MGM Resorts Advertising, Inc.	(1)
MGM Resorts Arena Holdings, LLC	(1)
MGM Resorts Aviation Corp.	(1)
MGM Resorts Corporate Services	(1)
MGM Resorts Design & Development	(1)
MGM Resorts Development, LLC	(1)
MGM Resorts Festival Grounds, LLC	(1)
MGM Resorts Festival Grounds II, LLC	(1)
MGM Resorts Global Development, LLC	(1)
MGM Resorts Interactive, LLC	(1)

41086.01500

Name of Subsidiary	Issuer/Guarantor Status
MGM Resorts International Marketing, Inc.	(1)
MGM Resorts International Operations, Inc.	(1)
MGM Resorts Land Holdings, LLC	(1)
MGM Resorts Manufacturing Corp.	(1)
MGM Resorts Mississippi, LLC	(1)
MGM Resorts Regional Operations, LLC	(1)
MGM Resorts Retail	(1)
MGM Resorts Satellite, LLC	(1)
MGM Resorts Sub 1, LLC	(1)
MGM Resorts Sub B, LLC	(1)
MGM Resorts Venue Management, LLC	(1)
MGM Yonkers, Inc.	(1)
MH, Inc., dba Shadow Creek	(1)
Mirage Laundry Services Corp.	(1)
Mirage Resorts, LLC	(1)
MMNY Land Company, Inc.	(1)
New Castle, LLC	(1)
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	(1)
New York-New York Tower, LLC	(1)
Northfield Park Associates LLC	(1)
Park District Holdings, LLC	(1)
Park Theater, LLC	(1)
PRMA, LLC	(1)
PRMA Land Development Company, dba Primm Valley Golf Club	(1)
Project CC, LLC	(1)
Ramparts, LLC	(1)
Signature Tower I, LLC	(1)
Signature Tower 2, LLC	(1)
Signature Tower 3, LLC	(1)
The Mirage Casino-Hotel, LLC	(1)
The Signature Condominiums, LLC	(1)
Tower B, LLC	(1)
Tower C, LLC	(1)
Vdara Condo Hotel, LLC	(1)
Vendido, LLC	(1)
Victoria Partners, dba Park MGM Las Vegas	(1)
VidiAd	(1)
Vintage Land Holdings, LLC	(1)

_______________________________

(1)	Guarantor of the MGM Notes and the Mandalay Notes.
(2)	Issuer of the Mandalay Notes and guarantor of the MGM Notes.

41086.01500